EX-99.1
PRESS RELEASE

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE                                             APRIL 26, 2004

April 26, 2004 - LISKA BIOMETRY, INC., a biometrics solutions provider, announced today that the NASD has approved its application for re-listing its common stock on the OTC Bulletin Board. Liska Biometry's common stock will trade under the ticker symbol "LSKA".

"We are very pleased that the NASD has approved our application to be re-listed on the OTC Bulletin Board," said Lam Ko Chau, President and CEO of Liska Biometry, Inc." We are grateful for all the efforts of our dedicated team who have worked so hard these past two years to make this re-listing a reality."

Liska Biometry develops revolutionary fingerprint biometric solutions enabling fast individual authentication, precise identification searches, as well as cross-platform data interoperability. Our head office is located in Candia, New Hampshire. Contact us at: info@liskabiometry.com


Liska Biometry Safe Harbor Statement

This news release contains forward-looking statements that are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of such forward-looking statements. The words "estimate," "project," "intends," "expects," "believes," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. For a more complete description of these and other risk factors that may affect the future performance of Liska Biometry, see "Risk Factors" in the Company's Annual Report on Form 10- KSB and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made and the Company undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

For additional information contact:

Liska Biometry, Inc.
CONTACT: Christopher J. LeClerc, Chief Operating Officer
+1-603-540-0828, investors@liskabiometry.com
Web site: http://www.liskabiometry.com